NORTHWEST BANK
NORTHWEST BANCSHARES, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made effective as of the 1st day of November, 2021 (the “Effective Date”), by and between Northwest Bank (the “Bank”), a Pennsylvania-chartered savings bank with its principal offices at 100 Liberty Street, Warren, Pennsylvania 16365 and Northwest Bancshares, Inc., the holding company of the Bank, and __________ (“Executive”).

WHEREAS, the Bank is a wholly-owned subsidiary of Northwest Bancshares, Inc., a stock holding company incorporated in the State of Maryland (the “Company”); and

WHEREAS, the Company, the Bank and the Executives each entered into an employment agreement dated [Insert Date] (collectively, the “Agreements”); and

WHEREAS, the Company, the Bank and the Executives believe it is in the best interests of the Company, the Bank and each Executive to modify the Agreements by striking Section 4(f) thereof pertaining to a reduction in benefits to avoid an excess parachute payment.

NOW THEREFORE, BE IT RESOLVED, Section 4(f) of the Agreements shall be deleted in its entirety; and

RESOLVED FURTHER, except as expressly modified by this revision, the Agreements shall remain in full force and effect and this Amendment together with each Agreement, shall constitute one agreement between the parties.

IN WITNESS WHEREOF the Company, the Bank and the Executive have signed (or caused to be signed) this Agreement, on November , 2021.

Attest: Northwest Bancshares, Inc.

By:
Secretary Title:

Attest: Northwest Bank

By:
Secretary Title:

Attest: Executive

By:
Secretary Title: